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                                                                   EXHIBIT 10.18


                             SIMCALA HOLDINGS, INC.
                             SHAREHOLDERS AGREEMENT


         THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into as of March 31, 1998, by and among SIMCALA HOLDINGS, INC., a Georgia corporation (the "Company"), CGW SOUTHEAST PARTNERS III, L.P., a Delaware limited partnership ("CGW"), and Carl Edward Boardwine, Dwight L. Goff and R. Myles Cowan (may be referred to individually as a "Shareholder" and collectively as the "Shareholders").

                                    RECITALS


         WHEREAS, the shares of capital stock of the Company now or hereafter owned by the Shareholders, or any of them, are hereinafter called the "Shares"; and

         WHEREAS, CGW, the Shareholders and the Company deem it to be in their best interests to provide certain agreements with respect to the Shares, including, without limitation, the transfer or other disposition of the Shares;

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

                                    ARTICLE 1

                             RESTRICTIONS ON SHARES

         1.1 Restrictions on Transfer of Shares. The Shares shall be subject to the following restrictions:

                  (a) Except for transfers made in compliance with Section 1.1(b) below, none of the Shares owned by a Shareholder may be conveyed, pledged, assigned, transferred, hypothecated, encumbered or otherwise disposed of by a Shareholder.

                  (b) A Shareholder (or any Transferee as defined in Section 9.12(h) hereof) may transfer the Shares owned by such Shareholder or such Transferee only:

                           (i) to a Transferee, provided that all such Shares
                  shall remain subject to the restrictions set forth in this
                  Section 1.1 and all applicable rights in favor of the Company set forth elsewhere herein in the hands of the Transferee and any subsequent Transferee;


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                           (ii)  in connection with one of the following
                  transactions: (A) dissolution or liquidation of the Company,
                  (B) merger of the Company into another company, or any consolidation, share exchange, combination, reorganization or like transaction the consummation of which is subject to prior approval by the shareholders of the Company, (C) sale or transfer (other than as security for the Company's credit obligations) of substantially all of the assets of the Company, or (D) in a transfer pursuant to Articles 3 or 7 hereof; or

                           (iii) in strict compliance with the right of first
                  refusal described in Article 2 below.

                 (c) Any Transferee shall, as a condition to the transfer of any Shares to the Transferee, become a party to this Agreement and shall thereupon be deemed a "Shareholder" hereunder.


                                    ARTICLE 2

                             RIGHT OF FIRST REFUSAL

         2.1 Right of First Offer. If a Shareholder shall receive a bona fide offer from a third party for such third party to purchase any Shares owned by such Shareholder, which offer such Shareholder intends to accept, such Shareholder, before accepting such third party offer or consummating the sale to such third party, shall notify the Company in writing of such offer, which notice shall state the number of Shares subject to such offer and the price and terms of payment offered by such third party. The Company shall have thirty (30) days after receipt by it of such notice within which to notify the Shareholder, in writing, of its election to purchase all (but not less than all) of the Shares that are the subject of such third party offer at the same price and upon the same terms and conditions as are contained in such third party offer. Failure by the Company to give such written notice within such thirty (30) day period shall constitute a rejection of such offer by the Company. If the Company rejects such offer or fails timely to accept such offer, or if after timely accepting such offer the Company fails timely to consummate the purchase of the Shares that are the subject of that offer, then such Shareholder shall be free to sell the Shares that are the subject of such third party offer to the third party at the price and upon the same terms and conditions as are set forth in the third party offer; provided, however, if such Shareholder does not consummate such sale to the third party within ninety (90) days after rejection by the Company of the offer, or, if such offer is timely accepted by the Company, after failure of the Company timely to consummate such purchase, the Shares that were the subject of such third party offer shall once again become subject to the provisions of this Section 2.1, and any subsequent disposition of such Shares shall be made only after compliance with the terms of this Section
2.1. If the Company timely accepts such offer, the consummation by the Company of the purchase of Shares that are the subject of the offer shall be held at the offices of the Company not later than sixty (60) days following the date the Company gives written notice of its acceptance of such offer.



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                                    ARTICLE 3

                           COMPANY'S REPURCHASE RIGHT

         3.1 Right to Sell and Purchase Shares. Upon the occurrence of a Repurchase Event (as defined in Section 9.12(f) hereof) with respect to a
Shareholder:

         (a) The Shareholder (or his personal representative, executor or administrator, as the case may be) and/or a Transferee of such Shareholder shall have the right to sell to the Company all or any portion of the Shares owned by the Shareholder and/or such Transferee at a price per share equal to the Purchase Price (as defined in Section 3.2) upon the terms and conditions set forth herein. A Shareholder and/or a Transferee may exercise his right to sell the Shares owned by such Shareholder and/or such Transferee by giving written notice to the Company within one month following the occurrence of the Repurchase Event giving rise to such right, provided, however, if the Repurchase Event is the death or disability of a Shareholder, notice may be given within six months following the Repurchase Event.

         (b) During the respective periods described in Section 3.1(a) and for the period of ninety (90) days following the expiration of the applicable period described in that Section, the Company shall have the right to purchase all or any portion of the Shares owned by such Shareholder (or his personal representative, executor or administrator, as the case may be) and/or a Transferee of such Shareholder at a price per share equal to the Purchase Price upon the terms and conditions set forth herein. The Company may exercise its right to purchase the Shares owned by such Shareholder and/or such Transferee by giving written notice to such Shareholder and/or Transferee within the applicable period following the occurrence of the Repurchase Event giving rise to such right or within the ninety (90) day period following the expiration of such applicable period.

         3.2 Purchase Price. The Purchase Price shall be (a) upon the occurrence of a Repurchase Event, (i) the greater of Fair Value Per Share (as defined in
Section 9.12(d) hereof) or Cost (as defined in Section 9.12(c) hereof) due to the termination of such Shareholder's employment for any reason other than by the Company for Cause, and (ii) the lesser of Fair Value Per Share or Cost due to the termination of Shareholder's employment by the Company for Cause, and (b) for any other purpose, Fair Value Per Share.

         3.3 Closing of Repurchase. The closing of any purchase of the Shares owned by such Shareholder and/or such Transferee pursuant to this Article 3 shall take place at the principal office of the Company not earlier than thirty
(30) nor later than forty-five (45) days after the date of the written notice by a Shareholder and/or a Transferee of the exercise of his right to sell, and the date of the Company's written notice of the exercise of its right to purchase such Shares pursuant to this Article 3. At the closing of any purchase of Shares pursuant to this Article 3, such Shareholder (or his personal representative, executor or administrator, or such Transferee, as the case may be) shall deliver all stock certificates representing the Shares to be purchased, properly endorsed for transfer, and the Company shall pay the transferor at such time and against delivery of the Shares (a) the aggregate purchase price for the Shares being purchased; provided,



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however, if the Board of Directors of the Company shall determine in good faith that payment of the entire aggregate purchase price for the Shares is not permitted by the Company's loan agreements or would constitute an unlawful distribution by the Company, then the Company shall have the right, if the Company's loan agreements permit the Company to incur the indebtedness created by such deferred payment, to pay for such Shares by executing and delivering to such Shareholder (or his personal representative, executor or administrator or such Transferee, as the case may be), the Company's unsecured promissory note for the aggregate purchase price. Such note shall be payable to the order of the transferor and shall bear interest at the annual rate of interest equal to the annual rate of interest the Company is paying on the date of the closing of such repurchase on borrowings from its senior lenders, with accrued and unpaid interest being due on each principal installment payment date. To the extent that the loan agreements to which the Company is a party permit the payment annually of an amount greater than the aggregate amount then payable annually under any note or notes issued as above provided, the Company shall use its best efforts to obtain the consent (if required) of the lenders who are parties to such loan agreements to permit such additional amounts to be applied in prepayment of any such note or notes, and if such consent is obtained (or if no such consent is required) the Company shall pay such additional amounts in prepayment of such note or notes (with such prepayment being made pro rata based upon the outstanding principal amount of all such notes in the event more than one such note shall be outstanding), with any such prepayment being applied in inverse order of maturity.

         3.4 Death of Shareholder During Payout. In the event of the death of such Shareholder after payment has commenced under Section 3.3, the terms and amounts of payment due to such Shareholder shall continue unchanged, and payments shall be made to such Shareholder's estate or personal representative.

                                    ARTICLE 4

                    ASSIGNMENT OF COMPANY'S RIGHT TO PURCHASE

         If the Company shall at any time during the term of this Agreement have the right to purchase from a Shareholder and/or a Transferee of a Shareholder, as the case may be, any shares of the capital stock of the Company then owned by such Shareholder or such transferee, and the Company at such time is either unable, or elects not, to exercise such right with respect to all or any part of such shares of capital stock, the Company may, but shall not be obligated to, assign its rights and delegate its obligations hereunder to CGW which may then exercise all of the rights of the Company with respect to the purchase of such shares of capital stock as to which such rights are assigned.


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                                    ARTICLE 5

                            FAILURE TO DELIVER SHARES

         If a Shareholder or a Transferee, as the case may be, becomes obligated to sell all or any portion of the Shares to the Company and/or to CGW under of this Agreement but fails to present the certificate(s) for such Shares at the closing of such purchase, then the Company and/or CGW, as the case may be, shall transfer the purchase price for such Shares to a trustee (which shall be a bank or trust company located in the State of Georgia), for the benefit of such Shareholder and/or such Transferee, as the case may be, and thereupon such portion of the Shares shall (a) in the case of a purchase by the Company be deemed as of the date of such transfer of the purchase price to have been redeemed and canceled and no longer outstanding, and (b) in the case of a purchase by CGW be deemed transferred and conveyed to CGW, and the Company may cancel certificates for such shares and may issue new certificates for such shares in the name of CGW. The Company or CGW, as the case may be, shall promptly inform such Shareholder and/or such Transferee, as the case may be, of the name and address of the trustee. The Shareholder and/or such Transferee shall have the right to obtain the purchase price from the trustee (or from the Company and/or CGW, as the case may be, following a return of the purchase price by the trustee as hereinafter provided) upon surrender to the trustee of the certificates evidencing such portion of the Shares or, in the event such certificates are missing or have been stolen, an affidavit of such Shareholder and/or such Transferee, as the case may be, to that effect together with the agreement of such Shareholder and/or such Transferee, as the case may be, to indemnify the Company and/or CGW, as the case may be, against any loss incurred as a result of such missing or stolen certificates. Any portion of the purchase price remaining in the hands of the trustee following the lapse of a two (2) year period commencing with the date of transfer of such purchase price to the trustee may be returned to the Company and/or CGW, as the case may be, but such return shall not vitiate the cancellation of such portion of the Shares to which the returned portion of the purchase price relates, and the Shareholder and/or such Transferee shall thereafter have the right to receive such purchase price from the Company and/or CGW, as the case may be.

                                    ARTICLE 6

                                PREEMPTIVE RIGHTS

         6.1 Preemptive Rights. Except as provided in Section 6.2 below, if after the date hereof the Company authorizes the issuance and sale of any shares of its equity securities or any securities containing options or rights to acquire any shares of capital stock or any other equity securities of the Company, the Company will first offer in writing to sell to each Shareholder a portion of such equity securities, options or rights equal to the percentage determined by dividing (i) the number of shares of capital stock then held by such Shareholder by (ii) the number of shares of capital stock outstanding (on a fully diluted basis), at the most favorable price and on the most favorable terms as such equity securities, options or rights are to be offered to any other person. For purposes of this Section 6.1, capital stock acquirable upon exercise or conversion of options or rights to acquire any shares of capital stock or any other equity securities of the Company shall be deemed outstanding only if the applicable conversion price, exercise price or



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other acquisition price per share is equal to or less than the then current Fair
Value Per Share. In the event any Shareholder shall not, within ten (10) business days after receipt of such written offer, timely exercise his rights under this Section 6.1 to purchase a portion of such equity securities, options or rights, or if after timely exercising such right shall fail timely to consummate such purchase (a "Non-Purchasing Shareholder"), each other
Shareholder that has fully exercised its right under this Section 6.1 to purchase such Shareholder's portion of such equity securities, options or rights and who has timely consummated such purchase (a "Purchasing Shareholder") shall have the right to purchase such Purchasing Shareholder's pro rata share (determined among all Purchasing Shareholders on the basis of their respective ownership of capital stock of the Company) of the portion of such equity securities, options or rights which the Non-Purchasing Shareholder had the right to purchase under this Article 6. Any computation of the number of shares of equity securities, options or rights that a Shareholder has the right to purchase under this Article 6 shall be rounded to the nearest whole share. Each Shareholder must exercise its purchase rights within thirty (30) days after receipt of written notice from Company describing in reasonable detail the equity securities, options or rights being offered, the purchase price thereof, the payment terms and such Shareholder's percentage allotment or in the case of the purchase by a Purchasing Shareholder of a portion of the equity securities, options or rights that a Non-Purchasing Shareholder had the right to, but did not purchase, within forty-five (45) days after receipt of such written notice.

         The provisions of this Section 6.1 shall terminate upon the consummation of a Public Offering (as defined in Section 9.12(e) hereof).

         6.2 Exceptions for Stock Options. Section 6.1 above and the rights of Shareholders thereunder shall not apply to capital stock or any securities of the Company which are convertible into or exchangeable or exerciseable for capital stock that are issued to employees of the Company or any direct or indirect subsidiary, either directly or upon exercise of options, rights, warrants, grants or awards, pursuant to the terms of any stock option or stock incentive plan adopted by the Board of Directors of the Company primarily for the benefit of employees of the Company and its subsidiaries.

                                    ARTICLE 7

                         CO-SALE RIGHTS AND OBLIGATIONS

         7.1 Co-Sale Rights of Shareholders. In the event that CGW receives a bona fide offer from a third party including the Company or any Affiliate thereof (a "Proposed Purchaser") to purchase all or any portion of the shares of capital stock of the Company owned by CGW (a "Proposed Transfer"), then each Shareholder shall have the right, as a precondition to such Proposed Transfer, to cause CGW to require the Proposed Purchaser to purchase such percentage of the Shares owned by such Shareholder as such Shareholder elects, up to and including the percentage of CGW's shares being purchased by the Proposed Purchaser. Any Shares purchased from such Shareholder pursuant to this Section
7.1 shall be paid and contracted for at the same price per share, with the same form of consideration and otherwise upon the same terms and conditions as the sale by CGW.



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         7.2 Co-Sale Obligations of Shareholders. In the event of a proposed
Sale of the Company (as defined in Section 9.12(g)) that is effected through a sale of the capital stock of the Company, CGW shall have the right to require such Shareholder to sell to the Proposed Purchaser in such Sale of the Company all of its respective Shares. Any Shares purchased from a Shareholder pursuant to this Section 7.2 shall be paid and contracted for at the same price per share, with the same form of consideration and otherwise upon the same terms and conditions as the sale by CGW of its shares to the Proposed Purchaser in such Sale of the Company. If the Proposed Purchaser in any Sale of the Company is an Affiliate of CGW, such sale may only be made at a price per each Share to each Shareholder equal to or greater than the Fair Value Per Share determined as provided in Section 9.12(d).

         7.3 Participation Notice. CGW shall, not less than fifteen (15) nor more than forty-five (45) days prior to any Proposed Transfer or Sale of the Company, notify each Shareholder in writing of any such Proposed Transfer or Sale of the Company (the "Participation Notice"). Such Participation Notice shall set forth: (i) the number and type of securities proposed to be transferred (the "Transferred Securities"); (ii) the name(s) and address(es) of the Proposed Purchaser(s); (iii) the proposed amount and all forms of consideration and terms and conditions of payment offered by such Proposed Purchaser; (iv) the date, time and place at which the Proposed Transfer or Sale of the Company is to be consummated (the "Scheduled Closing"); and (v) that the Proposed Purchaser has been informed of the co-sale rights of the Shareholders provided for in Section 7.1 hereof and has agreed to purchase the Transferred Securities in accordance with the terms of that Section.

         7.4 Exercise of Co-Sale Rights or Obligations. The co-sale rights described in Section 7.1 shall be deemed to have been exercised by a Shareholder with respect to the maximum number of Shares that can be sold by such Stockholder unless written notice of the Non-Exercise (the "Non-Exercise Notice") of any of such rights is delivered to CGW at least five (5) days prior to the Scheduled Closing. The co-sale obligations described in Section 7.2 may be exercised by delivery of a written notice (the "Exercise Notice"), at least five (5) days prior to the Scheduled Closing, to a Shareholder.

         7.5 Miscellaneous. In the event that a Shareholder exercises his co-sale rights pursuant to Section 7.1 hereof and the Proposed Purchaser is not willing to purchase Shares from such Shareholder on the same terms and conditions as specified in the Participation Notice, then CGW shall not be permitted to transfer or otherwise dispose of any of its shares to the Proposed Purchaser pursuant to the Proposed Transfer unless the Proposed Purchaser agrees to purchase (i) a lesser amount of CGW's shares and (ii) a pro rata amount of the shares of such Shareholder on the same terms and conditions as CGW's shares are purchased. Upon exercising his respective co-sale rights pursuant to this
Article 7, a Shareholder shall be obligated until the date of the Scheduled Closing, to transfer such number and type of securities with respect to which such exercise has been made, to the Proposed Purchaser on the terms and conditions stated in the Participation Notice and in accordance with the provisions of this Article 7.



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         7.6 Inapplicability of Article. Notwithstanding anything to the contrary set forth in this Article 7, the rights and obligations arising under this Article 7 shall not apply to: (i) the sale by CGW of shares of capital stock of the Company pursuant to a Public Offering in which the Shareholders are permitted to sell Shares unless the inability of the Shareholders to sell Shares in such Public Offering is due to advice to the Company from the managing underwriter of such offering to the effect that the inclusion in such offering of Shares of the Shareholders would adversely affect the marketing of the securities of the Company proposed to be sold in such offering, or (ii) any distribution by CGW of all or any portion of the shares owned by it to its partners.


                                    ARTICLE 8

                              TERM AND TERMINATION

         8.1 Term and Termination. Articles 1, 2 and 6 of this Agreement shall terminate and be of no force and effect, unless extended as provided herein, upon the sooner of (a) the passage of fifteen (15) years from the date of this Agreement, (b) the effective date of a written agreement signed by all of the parties hereto providing for the termination of this Agreement, or (c) upon the effective date of a registration statement filed by the Company with the Securities and Exchange Commission that will, upon issuance and sale of the shares of Common Stock covered by that registration statement, result in a Public Offering (as defined in Section 9.12(e)).

         8.2 Extension of Term. This Agreement may be extended for additional ten (10) year periods if the Company, CGW, and Shareholders who own in the aggregate more than fifty-one percent (51%) of Shares subject to this Agreement at the time of the extension so agree in writing.

                                    ARTICLE 9

                               GENERAL PROVISIONS

         9.1 Legends. Each certificate representing the Shares shall be endorsed with the following legend:

                             TRANSFER IS RESTRICTED

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, DATED AS OF MARCH ____, 1998, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER THE SECURITIES



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ACT AND ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR (2) THE
COMPANY RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         Each Shareholder agrees that the Company may also endorse any other legends required by applicable federal or state securities laws and securities laws of applicable foreign jurisdictions.

         The Company shall not be required (a) to transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement (including the foregoing legends), or (b) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement (or such legends).

         9.2 Additional Shares or Substituted Securities. If any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding stock is effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the restrictions on Shares set forth herein, and the requirement of a legend set forth in Section 9.1, of this Agreement, but only to the extent that the Shares are at the time subject to such restrictions and requirement.

         9.3      Removal of Legend and Transfer Restrictions.

                  (a) Any legend or portion of a legend endorsed on a certificate pursuant to Section 9.1 hereof and the stop transfer instructions with respect to the Shares shall be removed and the Company shall issue a certificate without such legend or portion thereof to the holder thereof if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or at such other time as such legend is no longer applicable.

                  (b) The restrictions described in the second sentence of the legend set forth in Section 9.1 hereof may be removed at such time as permitted by Rule 144 promulgated under the Securities Act.

         9.4 Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia.

         9.5 Assignment; Successors. This Agreement and the rights of a party hereunder may be transferred to a Transferee of such party, but may not be transferred or assigned to any other person or entity without the prior written consent of the parties hereto; provided, however, CGW may assign this Agreement and its rights hereunder to any Affiliate of CGW, provided CGW


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remains liable with respect to its obligations under this Agreement. This
Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted Transferees.

         9.6 Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by overnight delivery addressed to the proposed recipient at the last known address of the recipient as reflected on the books and records of the Company. The date on which such notice or other communication is received shall be the date of delivery. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

         9.7 Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

         9.8 Entire Agreement. This Agreement expresses the entire understanding and agreement of the parties with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         9.9 Violation. Any attempted transfer, pledge, sale, assignment, or hypothecation of the Shares or any portion thereof in violation of the terms of this Agreement shall be void and without effect.

         9.10 Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

         9.11 Specific Enforcement. Each of the Company, CGW and the Shareholders expressly agrees that others will be irreparably damaged if this Agreement is not specifically performed. Upon a breach of the terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to any and all other rights and remedies at law or in equity, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof. All such rights and remedies shall be cumulative.

         9.12 Certain Definitions. The capitalized terms listed below are used herein with the meaning thereafter ascribed:

              (a) "AFFILIATE" of any party shall mean any natural person, corporation, general or limited partnership, joint venture, trust, association, or unincorporated entity of any kind (each a "Person") that controls or is controlled by or under common control with such other party. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its


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         management and policies, whether through the ownership of voting capital stock, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings.

              (b) "CAUSE" shall mean as to a Shareholder (i) conduct amounting to fraud or dishonesty against the Company; (ii) such Shareholder's willful misconduct intended to injure or having the effect of injuring the reputation, business or business relationship of the Company, repeated refusal to follow the reasonable directions of the Board of Directors of the Company, or knowing violation of law in the course of performance of the duties of such Shareholder's employment with the Company, (iii) repeated absences from work without a reasonable excuse without being corrected upon fifteen (15) days prior written notice, (iv) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty against the Company; or (v) a breach or violation by such Shareholder of the terms of this Agreement or any other agreement to which such Shareholder and the Company are a party without being corrected upon fifteen (15) days prior written notice.

              (c) "COST" shall mean the consideration per Share paid by the Shareholder for such Share.

              (d) "FAIR VALUE PER SHARE" shall mean the value of a share of capital stock of the Company (on a fully-diluted basis) assuming the sale of the Company and all its subsidiaries as a whole and as a going concern to a willing buyer on the date with respect to which such determination is made (whether such sale takes the form of a sale of stock, a sale of assets, a merger or a consolidation). The Company will, within fifteen (15) days after the date with respect to which such determination is made, deliver to the Shareholder with respect to whose Shares the determination is being made a written notice setting forth a proposed Fair Value Per Share. If, within fifteen (15) days after receipt of such notice, such Shareholder does not object to the determination of the Fair Value Per Share set forth therein, then the Fair Value Per Share will be as set forth in such notice. If within such fifteen (15) day period such Shareholder objects to the Company's determination of Fair Value Per Share, the Company and such Shareholder will attempt to agree within fifteen (15) days following the expiration of such period on an appraiser to determine the Fair Value Per Share. If the Company and such Shareholder fail to agree on a mutually acceptable appraiser during such fifteen (15) day period, then the Company and such Shareholder will each appoint an investment banking firm of national reputation and such two investment banking firms will select a third investment banking firm of national or regional reputation experienced in the appraisal of businesses similar to that of the Company and its subsidiaries to serve as the appraiser and shall direct such appraiser to independently determine the Fair Value Per Share and to submit its determination in writing at the earliest practicable date, but in any event within ninety (90) days following the date of such appraiser's selection. The Company and the Shareholder shall each bear the costs of their respective investment banking firms for purposes of appointing an appraiser, and the costs of the third appraiser shall be shared equally by the Company and such Shareholder; provided, however, that to the extent the Fair Value Per Share determined by the appraisers ("Appraisers' Value") shall exceed the Fair Value Per Share proposed by the Company ("Company's Value") to the Shareholder pursuant to this subsection (c), the Company shall pay an amount of the appraisal costs of the Shareholder equal to the amount per share the Appraiser's Value exceeds the Company's Value, multiplied by the number of Shares which are the subject of the appraisal. If either the Company or the Shareholder fails to appoint an investment banking firm of national reputation within fifteen (15) days after the expiration of such fifteen (15) day period, then the investment banking firm appointed by the other party will act as the appraiser and determine the Fair Value Per Share. All appraisal reports will be in writing, will be signed by the appraiser and will be delivered to the Company with copies to the Shareholder. If the appraiser expresses its opinion as to Fair Value Per Share in terms of a range of values, the mean of such range shall be deemed to be the Fair Value Per Share for purposes of this Agreement or if such opinion expresses Fair Value Per Share as an absolute number, such number shall be deemed to be the Fair Value Per Share. The Fair Value Per Share determined as herein provided will be final and binding upon Company and the Shareholder.

                  (e) "PUBLIC OFFERING" shall mean one or a series of firmly underwritten public offerings for sale by the Company of an aggregate number of shares of its Common Stock for all such offerings as will, immediately following the completion of such offerings, constitute not less than twenty percent (20%) of the total shares of the Common Stock of the Company then issued and outstanding, which public offerings shall be managed by one or more underwriters that the Company, in its discretion, reasonably believes to have appropriate experience in public offerings of similar size and type, and where the aggregate gross proceeds to the Company from such public offerings shall be not less than $20,000,000.

                  (f) "REPURCHASE EVENT" means, as to a Shareholder, the termination of such Shareholder's employment with the Company or any Affiliate of the Company for any reason, other than (i) in the case of a "put" by such Shareholder pursuant to Section 3.1(a) above, termination of such employment by the Shareholder or by the Company for Cause, and (ii) in the case of a "call" by the Company pursuant to
         Section 3.1(b) above, termination of such employment by the Company without Cause.

                  (g) "SALE OF THE COMPANY" shall mean the sale of the Company and all of its Subsidiaries (whether by merger, share exchange, consolidation, sale of all of the outstanding capital stock or sale of substantially all of their respective assets) to any person or entity.

                  (h) "TRANSFEREE" shall mean a spouse or any child, grandchild, parent or spouse of any child, grandchild or parent, or any trust created for the benefit of any of the foregoing.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                SIMCALA HOLDINGS, INC..

                                By:       /s/ William A. Davies
                                         --------------------------------------
                                         William A. Davies
                                         Chairman of the Board


                                CGW SOUTHEAST PARTNERS III, L.P.

                                By:      CGW Southeast III, L.L.C., its
                                         General Partner

                                By:      CGW, Inc., its Manager

                                By:      /s/ William A. Davies
                                         --------------------------------------
                                         William A. Davies
                                         Managing Director


                                SHAREHOLDERS:

                                /s/ Carl Edward Boardwine
                                -----------------------------------------------
                                Carl Edward Boardwine

                                /s/ Dwight L. Goff
                                -----------------------------------------------
                                Dwight L. Goff


                                /s/ R. Myles Cowan
                                -----------------------------------------------
                                R. Myles Cowan